Runway Growth Finance Corp. Announces Fourth Quarter 2025

Dividend of $0.33 per Share

MENLO PARK, Calif., November 6, 2025 (GLOBE NEWSWIRE) -- Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced that its Board of Directors has declared a fourth quarter 2025 cash distribution of $0.33 per share.

The following shows the key dates of the fourth quarter 2025 dividend:

Declaration Date: November 5, 2025

Record Date: November 17, 2025

Payment Date: December 3, 2025

Runway Growth generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, subject to the discretion of the Board of Directors. Any distribution by the Company will depend on the Company's earnings, financial condition, maintenance of regulated investment company status for income tax purposes, compliance with applicable business development company regulations and such other factors as the Board of Directors may deem relevant from time to time. The Company also maintains an “opt out” dividend reinvestment plan, as amended, for its stockholders. As a result, if the Company declares a distribution, then stockholders who have not opted out of the dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of the Company’s common stock.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com